SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2001

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528 (Commission File No.)	95-3685934 (IRS Employer Identification No.)

5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-1121

Item 7.(b)(1) Unaudited Pro Forma Condensed Consolidated Financial Information of QUALCOMM Incorporated
SIGNATURE

This Form 8-K/A is amending the Form 8-K/A, originally filed by QUALCOMM on January 28, 2002, to correct a clerical error. This Form 8-K/A amends QUALCOMM’s historical investment income (expense), net for the year ended September 30, 2001, as presented in the unaudited pro forma condensed consolidated statement of operations, to change the amount from a net expense of $365 million to a net expense of $317 million. As a result, pro forma basic and diluted net loss per share decreased from a $1.35 net loss per share to a $1.29 net loss per share.

Item 7.(b)(1) Unaudited Pro Forma Condensed Consolidated Financial Information of QUALCOMM Incorporated

QUALCOMM Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Year Ended September 30, 2001

	Historical

	QUALCOMM	Vesper	Adjustments		Pro Forma

Revenues	$2,679,786	$125,480	$—		$2,805,266

Operating expenses:
Cost of revenues	1,035,103	313,378	(44,702	)(i)	1,303,779
Research and development	414,760	—	—		414,760
Selling, general and administrative	367,155	217,558	(19,330	)(i)	565,383
Amortization of goodwill and intangible assets	255,230	3,387	4,360	(j)	262,977
Asset impairment and related charges	518,026	—	—		518,026
Other	50,825	—	—		50,825

Total operating expenses	2,641,099	534,323	(59,672)		3,115,750

Operating income (loss)	38,687	(408,843)	59,672		(310,484)
Interest expense	(10,235)	(129,065)	88,866	(k)	(50,434)
Investment expense, net	(317,091)	—	243,530	(l)	(73,561)
Other	(167,001)	(339,109)	88,806	(m)	(417,304)

Loss before income taxes and accounting change	(455,640)	(877,017)	480,874		(851,783)
Income tax expense	(104,501)	—	—		(104,501)

Loss before accounting change	(560,141)	(877,017)	480,874		(956,284)
Accounting changes, net of tax	(17,937)	—	—		(17,937)

Net loss	$(578,078)	$(877,017)	$480,874		$(974,221)

Basic net loss per common share:
Loss before accounting change	$(0.74)				$(1.27)
Accounting change, net of tax	(0.02)				(0.02)

Net loss	$(0.76)				$(1.29)

Diluted net loss per common share:
Loss before accounting change	$(0.74)				$(1.27)
Accounting change, net of tax	(0.02)				(0.02)

Net loss	$(0.76)				$(1.29)

Shares used in per share calculations:
Basic	755,969				755,969

Diluted	755,969				755,969

See accompanying notes to unaudited pro forma condensed consolidated financial information

3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUALCOMM INCORPORATED

Dated: February 15, 2002	By:	/S/ WILLIAM E. KEITEL

William E. Keitel, Senior Vice President and Chief Financial Officer

4.